                                  EXHIBIT 10.30

                         CABARRUS BANK OF NORTH CAROLINA
                      DEFERRED COMPENSATION AGREEMENT WITH
                                 RONALD D. SMITH

         THIS PLAN AND AGREEMENT, Executed this 18 day of February, 1993, by and between CABARRUS BANK OF NORTH CAROLINA, a North Carolina banking corporation (hereinafter referred to as the "Company"), and RONALD D. SMITH, a citizen and resident of Cabarrus County, North Carolina (hereinafter referred to as the "Employee"):

                              W I T N E S S E T H:

         WHEREAS, the Company believes it is in the best interest of the Company and the Employee to maintain a plan for the purpose of providing certain benefits for the Employee;

         NOW, THEREFORE, it is mutually agreed as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         The Company may employ the Employee at such rate of compensation and on such terms as may be agreed to by the parties. Nothing in this Agreement shall be construed to grant any employment rights to the Employee.

                                   ARTICLE II

                                    BENEFITS

         The Company shall be obligated to provide benefits to the Employee as follows:

         A. Upon retirement from the Company at age 65, or retirement from the Company at some later date, the Employee shall receive a monthly income of $2,500.00 for 120 consecutive months beginning on the first business day of the calendar month next succeeding the Employee's retirement date. Should the Company allow retirement prior to the Employee reaching the age of 65 years, then the payments described above shall begin upon the Employee reaching the age of 65 years; however, the Company may allow payments to begin at the actual retirement date in its sole discretion.

         In the event the Employee dies after the monthly payments begin but prior to receiving all 120 monthly payments then his beneficiary(s) shall be entitled to receive all remaining payments.

         B. If the Employee shall die before the aforesaid retirement date while in the employ of the Company, the Company agrees to make the said monthly payments set forth in sub-paragraph A. above to the beneficiary(s) of the Employee as per Article IV of this agreement.

         C. Upon permanent disability before retirement at age 65 while in the employ of the Company, the Employee shall receive no benefits under this Deferred Compensation Plan until the age of 65 at which time the monthly payments set forth in sub-paragraph A above shall begin. If the Employee shall die after becoming permanently disabled while in the employ of the Company but before the age of 65 then the monthly payments set forth in sub-paragraph A above shall begin at the Employee's death and shall be made to his beneficiary(s) as per Article IV of this Agreement. The "permanent disability" of the Employee shall be determined by the Company's Board of Directors.

         D. Should the employee leave the employ of the Company after August 31, 2002, for any reason then the Employee shall receive a monthly income for 120 months as set forth below. Said payments shall begin and shall be paid pursuant to the applicable schedule and procedures set forth in sub-paragraphs A,

B and C above. For purposes of applying sub-paragraph A. it shall be conclusively presumed that the Employee will retire at age 65.

         Date Employment Ends                          Monthly Payment
         After August 31, 2002                               $1,250.00
         After August 31, 2003                               $1,500.00
         After August 31, 2004                               $1,750.00
         After August 31, 2005                               $2,000.00
         After August 31, 2006                               $2,250.00
         After August 31, 2007                               $2,500.00

                                   ARTICLE III

                               SOURCE OF PAYMENTS

         Nothing herein shall require the Company to purchase any life insurance contract or any other property to secure its obligation under this Agreement, or if the Company should purchase such contract or other property, to exercise any option, election or right under such contract or other property, or if the Company wishes to exercise any option, election or right under such contract or other property, to exercise such option, election or right in any particular manner. The Company's obligation hereunder is totally unsecured.

         The Employee, beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Agreement shall rely solely on the unsecured promise of the Company set forth herein, and nothing in this Agreement shall be construed to give the Employee, beneficiary or any other person or persons any rights, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it might have any right, title or interest now or in the future, but Employee shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.

                                   ARTICLE IV

                                   BENEFICIARY

         The death beneficiary of the Employee shall be the person, persons, trust or charitable entity, living or in existence at the time for any distribution hereunder, which the Employee shall have most recently designated as highest in priority on a form, provided for that purpose by the Company, signed by the Employee, filed with the Company, and attached to the Company's original copy of this document as "Exhibit A". The death or non-existence of any such beneficiary either before or after receipt of any distribution hereunder, shall terminate the entire interest of such beneficiary in and to the then undistributed portion of such Employee's account and such undistributed portion shall thereafter be distributed to or for the benefit of the beneficiary or beneficiaries designated as next highest in priority by such Employee. If no such beneficiary be thus designated, or if all of the thus designated beneficiaries do not survive or are no longer in existence at any time prior to the complete distribution of such account, such account, or the then undistributed balance thereof, shall be named in the Employee's last will and testament, except as to the extent to which the specific bequests of such document are paid by the Employee's other resources; or if there is no such document then in existence, under the laws of descent and distribution, to those persons who would be entitled to the Employee's personal property, and in the proportions to which they would be so entitled, had such Employee died, at the time for such distribution, intestate and a resident of the State of North Carolina.

                                    ARTICLE V

                                  MISCELLANEOUS

         This Agreement shall be subject to, and governed by, the laws of the State of North Carolina. Any disputes arising under this Agreement shall be settled exclusively by binding arbitration pursuant to the applicable rules of the American Arbitration Association.

         In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         Whenever in this Agreement, words, including pronouns, are used in the masculine, they shall be read and construed in the feminine or neuter whenever they will so apply, and whenever in this Agreement, words, including pronouns, are used in the singular or plural, they shall be read and construed in the plural or singular, respectively, wherever they would so apply.

         This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

         This Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Employee and the Company.

                                   ARTICLE VI

                                    FIDUCIARY

          The Company is hereby designated as the named fiduciary hereunder, and shall be responsible for the management and control of the operation and administration of this plan including any and all decisions pertaining to the granting or denial of benefit claims and any and all decisions pertaining to the review of denials of benefit claims.

                                   ARTICLE VII

                     FUNDING POLICY AND CLAIMS FOR BENEFITS

         The Company shall establish a funding policy and method for this Plan, and shall at least annually review such funding policy and method to make any necessary adjustments thereto in order to ensure that such funding policy and method at all times shall remain consistent with the objectives of this Plan and the requirements of law.

         Claims for benefits under this Plan shall be made in writing to the Company. If such claim for benefits is wholly or partially denied, the Company shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (a) the specific reason or reasons for the denial of the claim, (b) a specific reference to the pertinent plan provisions upon which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary, and (d) an explanation of the plan's claim review procedure.

         Within 120 days of the receipt by the claimant of the written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Company that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if deemed necessary by the Company. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

         The Company shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days, after the receipt of the claimant's request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid sixty (60) day period shall be extended to 120 days. Such decision shall be (a) written in a manner calculated to be understood by the claimant,
(b) include specific reasons for the decision, and (c) contain specific references to the pertinent plan provisions upon which the decision is based.

                                  ARTICLE VIII

                                 ADMINISTRATION

         The Secretary of the Company shall maintain a copy of this Agreement and any amendments thereto.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                           CABARRUS BANK OF NORTH CAROLINA

                                           By/s/ James E. Burt, III
                                           -------------------------
                                                 James E. Burt, III
                                                 President


                                           EMPLOYEE

                                           /s/ Ronald D. Smith (Seal)
                                           --------------------------
                                                Ronald D. Smith


                                    EXHIBIT A

                         LINCOLN BANK OF NORTH CAROLINA
                         DEFERRED COMPENSATION AGREEMENT
                                 WITH RON SMITH

         I, Ronald D. Smith, hereby list my beneficiaries under this Plan according to priority pursuant to Article VI of this Plan:

         1st Priority:     Kathryn P. Smith
         *2nd Priority:    Bradley K. Smith
         *3rd Priority:    Christopher M. Smith
         4th Priority:     ______________________________________
         5th Priority:     ______________________________________

* 2nd and 3rd Priorities are Equal Beneficiaries